UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

PERSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report    (Date of the earliest event reported) :    June 21, 1996


                        21ST CENTURY WIRELESS GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           Nevada                       0-27770                   41-1824951
(State or other jurisdiction          (Commission               (IRS employer
     of incorporation)                File Number)           identification No.)


406 Gateway Boulevard, Burnsville, Minnesota    55337
   (Address of principal executive offices)

Issuer's telephone number  (612) 890-8800



                                TABLE OF CONTENTS
                                                                            PAGE
Item 1.  Changes in Control of Registrant..................................   1

Item 2.  Acquisition or Disposition of Assets..............................   1

Item 3.  Bankruptcy or Receivership........................................   1

Item 4.  Changes in Registrant's Certifying Accountant.....................   1

Item 5.  Other Events.......................................................  2

Item 6.  Resignations of Registrant's Directors.............................  2

Item 7.  Financial Statements and Exhibits..................................  2

Item 8.  Change in Fiscal Year..............................................  2

SIGNATURE    ...............................................................  2


Item 1.  Change in Control of Registrant......................... Not Applicable

Item 2.  Acquisition or Disposition of Assets.................... Not Applicable

Item 3.  Bankruptcy or Receivership.............................. Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant........... Not Applicable




Item 5. Other Events................................................ On June 21,
1996 21ST CENTURY WIRELESS GROUP, INC. (the "Company") signed a letter of intent to acquire substantially all of the assets of LeFlore Communications of Greenwood, Mississippi (LeFlore), for a combination of cash and the Company's Common Stock. LeFlore Communication operates a "Specialized Mobile Radio" and paging network in and around Greenwood, Mississippi. LeFlore assets include communications channels and equipment, radio towers and inventory.

On June 21, 1996 the Company signed a letter of intent to acquire substantially all of the assets of Air Communications of Central Wisconsin (Air Communications) for a combination of cash and the Company's common stock. Air Communications operates a "Specialized Mobile Radio" network in and around Wisconsin Rapids, Wisconsin. Air Communications assets include communications channels and equipment, radio towers and inventory.

Both acquisitions are subject to negotiation and execution of a definitive agreement and other contingencies.

      On July 12, 1996, the Company announced to shareholders a limited offer, expiring August 19, 1996 for all shareholders to exercise warrants granted to them. These warrants were granted to all stockholders of record when the Company was formed. Each warrant allows for a purchase of 100 shares of stock at $6.00 per share. The Company has a total of 4,020 warrants issued (402,000 shares). If 100% of all warrants were to be exercised, the Company would raise $2,412,000 in new capital.

FORWARD-LOOKING INFORMATION

Forward-looking statements contained in the announcements to shareholders regarding warrants are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated in the announcements. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are changes in governing regulations, technological developements, increased competition and higher than expected operating expenses and capital expenditures.

Item 6. Resignation of Registrant's Directors ........................Effective
August 1, 1996, Mr. Clair Hill has resigned from the Company's Board of Directors due to health considerations, Mr. William Wiley has resigned because his personal work schedule does not allow him to dedicate the time necessary to serve on the Board of Directors and Mr. John Peacock, who was added to the board earlier this year has resigned to concentrate his efforts in the development of the Company's business in the Memphis area.

To fill the vacancy left by Mr. Peacock, the Board of Directors has elected
Mr. Harold O'Dell to the board. Mr. O'Dell's term will run through April, 1998.

In addition, pending final approval of the shareholders, the Board has voted to reduce its' size to seven directors to more closely match the needs of the company.

Item 7.  Financial Statements and Exhibits........................Not Applicable

Item 8.  Change in Fiscal Year....................................Not Applicable

Exhibits: The following exhibits are filed herewith.

EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
- --------------    ----------------------
    4.1           Letter to shareholders announcing the Warrant Exercise Program and Letters of Intent with LeFlore Communications and Air
                  Communications of Wisconsin.
    4.2           Letter to shareholders with Proforma Financial Projections.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 21ST CENTURY WIRELESS GROUP, INC.


                                 By:_________________________________________
                                    /g/ Stephen J. Mocol
                                        Vice President & Chief Financial Officer